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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333- xxxxx) pertaining to the 2000 Stock Option Plan of A.B. Watley Group Inc. and to the incorporation by reference therein of our report dated November 22, 2000, with respect to the consolidated financial statements of A.B. Watley Group Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 2000 filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP


August 6, 2001